Exhibit 23.1

218 North Bernard
Spokane, WA 99201

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2012, related to the consolidated financial statements of FluoroPharma Medical, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K  for the year ended December 31, 2011.

/s/ MartinelliMich PLLC

MartinelliMick PLLC
Spokane, Washington
December 21, 2012